OTCQX: TGEN MARCH 10, 2022 FY 2021 EARNINGS CALL 1

MANAGEMENT Benjamin Locke - CEO Robert Panora – COO & President Abinand Rangesh – CFO & Treasurer Jack Whiting – General Counsel & Secretary 2

SAFE HARBOR STATEMENT This presentation and accompanying documents contain “forward-looking statements” which may describe strategies, goals, outlooks or other non- historical matters, or projected revenues, Income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth. In addition to GAAP financial measures, this presentation includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. 3

AGENDA Tecogen Overview 4Q 2021 Results FY 2021 Results Earnings Takeaways Q&A 4

Providing resiliency and energy savings with a cleaner environmental footprint Units Shipped 5

DISTRIBUTED GENERATION CLEAN COOLING Chillers with lower operating cost and lower greenhouse gas footprint compared to an equivalent electric chiller EMISSIONS 3rd in number of microgrids installed in North America Near zero NOx and CO emissions systems for gasoline, propane and natural gas engines 6

PRODUCT RUN HOURS DISTRIBUTED GENERATION AND CHILLERS SHIPPED 52M+3,000+ KWH GENERATED 2.1M+ METRIC TONS OF CO2 SAVED 200,000+ FACTS ABOUT US 7

REVENUE SEGMENTS We service most purchased Tecogen equipment in operation through long term maintenance agreements through 11 service centers in North America and perform certain equipment installation work. SERVICES CLEAN, GREEN POWER, COOLING AND HEAT Sales of combined heat and power, and clean cooling systems to building owners. Key market segments include multifamily residential, health care and indoor cultivation. PRODUCT SALES We sell electrical energy and thermal energy produced by our equipment onsite at customer facilities. ENERGY SALES 8

4Q 2021 RESULTS Highlights • Net Income of $0/share Q4 2021 • Net Income $63k • Cash and equivalents balance of $3.6 million Revenue = $7.18 million • Compared to $5.66 million in 4Q ’20, 27% increase • Service down due to lower installation activity, maintenance contract revenue increased 17% Gross Margin of 48% favorably impacted by sales mix and reduced install activity Op Ex = $3.32 million Net Income of $63k • Compared to $4 million loss in 4Q’20 9 $ in thousands 4Q'21 4Q'20 YoY Change % Revenue Products $ 3,693 $ 1,923 $ 1,770 Service 3,087 3,292 (206) Energy Production 400 441 (41) Total Revenue 7,180 5,657 1,523 26.9% Gross Profit Products 1,694 664 1,029 Service 1,636 1,519 117 Energy Production 122 159 (37) Total Gross Profit 3,452 2,342 1,110 47.4% Gross Margin: % Products 46% 35% 11% Service 53% 46% 7% Energy Production 31% 36% -5% Total Gross Margin 48% 41% 7% Operating Expenses General & administrative 2,438 2,834 (396) Selling 724 571 153 Research and development 161 126 35 Impairment and other expenses - 2,947 (2,947) Total operating expenses 3,323 6,478 (3,155) -48.7% Operating profit (loss) 129 (4,136) 4,265 103.1% Net Income (loss) $ 63 $ (4,062) $ 4,125 101.5%

YE 2021 RESULTS

Tecogen
Clean Energy Solutions

Highlights

- Net Income of $0.15/share YE 2021
- Net Income $3.69m

Revenue = $24.39 million

- Compared to $28.25 million in 2020, 13.6% decrease
- Product revenue down for FY 2021 due to
  - COVID related reduced sales activity
  - Some supply chain issues in Q3
- Service down due to lower installation activity, maintenance contract revenue increased 15%

Gross Margin of 47% favorably impacted by sales mix and reduced install activity

Op Ex = $12.8m in 2021 compared to $16.8m in 2020 or 23.7% reduction

$ in thousands	YE 21	YE 20	YoY Change	%
Revenue				
Products	$ 10,133	$ 11,467	$ (1,333)	
Service	12,526	14,951	(2,425)	
Energy Production	1,739	1,837	(98)	
Total Revenue	24,398	28,254	(3,856)	**-13.6%**
Gross Profit				
Products	4,532	4,567	(34)	
Service	6,391	5,593	798	
Energy Production	665	668	(3)	
Total Gross Profit	11,588	10,827	760	**7.0%**
Gross Margin: %				
Products	45%	40%	5%	
Service	51%	37%	14%	
Energy Production	38%	36%	2%	
Total Gross Margin	47%	38%	9%	
Operating Expenses				
General & administrative	9,796	10,311	(515)	
Selling	2,472	2,593	(121)	
Research and development	542	767	(225)	
Impairment and other expenses	(3)	3,116	(3,119)	
Total operating expenses	12,807	16,787	(3,980)	**-23.7%**
Operating profit (loss)	(1,219)	(5,960)	4,740	**79.5%**
Other Income (expense)	4,980	(227)	5,207	
Net Income (loss)	$ 3,696	$ (6,151)	$ 9,847	**160.1%**

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4Q 2021 ADJUSTED EBITDA RECONCILIATION EBITDA: Earnings Before Interest, Taxes, Depreciation & Amortization EBITDA and adjusted EBITDA were both positive at $176k and $284k respectively EBITDA Non-cash adjustments • Stock based compensation • Unrealized and realized (gain) loss on investment securities *Adjusted EBITDA is defined as net Income (loss) attributable to Tecogen Inc, adjusted for interest, depreciation and amortization, stock-based compensation expense, unrealized loss on investment securities, non-cash abandonment of intangible assets, goodwill impairment and other non-recurring charges or gains including abandonment of certain intangible assets and extinguishment of debt 11 Non-GAAP financial disclosure (in thousands) 2021 2020 Net income (loss) attributable to Tecogen Inc. 63$ (4,062)$ Interest expense, net 1 5 Income tax expense 1 2 Depreciation & amortization, net 112 120 EBITDA 176 (3,935) Stock based compensation 52 58 Unrealized (gain) loss on marketable securities 56 Long-lived asset impairment - 72 Goodwill impairment - 2,876 Adjusted EBITDA* 284$ (929)$ Quarter Ended, Dec. 31,

YE 2021 ADJUSTED EBITDA RECONCILIATION EBITDA: Earnings Before Interest, Taxes, Depreciation & Amortization EBITDA and Adjusted EBITDA favorably impacted by Employee Retention Credit of $1.2m EBITDA Non-cash adjustments • Stock based compensation • Forgiveness of PPP loan • Unrealized and realized (gain) loss on investment securities *Adjusted EBITDA is defined as net Income (loss) attributable to Tecogen Inc, adjusted for interest, depreciation and amortization, stock-based compensation expense, unrealized loss on investment securities, non-cash abandonment of intangible assets, goodwill impairment and other non-recurring charges or gains including abandonment of certain intangible assets and extinguishment of debt 12 Non-GAAP financial disclosure (in thousands) FY 2021 FY 2020 Net income (loss) attributable to Tecogen Inc. 3,696$ (6,151)$ Interest expense, net 14 126 Income tax expense 19 30 Depreciation & amortization, net 470 414 EBITDA 4,200 (5,580) Stock based compensation 202 191 Unrealized loss on marketable securities 31 98 Long-lived asset impairment 7 252 Goodwill impairment - 2,876 Gain on extinguishment of debt (3,773) - Adjusted EBITDA* 667$ (2,163)$ Year Ended, Dec. 31,

4Q 21 PERFORMANCE BY SEGMENT Product Revenue increased 92% QoQ • 257% increase in chiller shipments • Product backlog improving with outlook for 1Q and 2Q 22 positive Service Revenue declined 6% QoQ • Installation services down 85% QoQ • Service contracts (O&M) up 17% QoQ • Services Gross Margin increased to 53% Energy Production Revenue decreased 9% QoQ Gross Margin 48% 13 4Q Revenues ($ thousands) 2021 2020 YoY Growth Revenues Cogeneration 721$ 999$ -28% Chiller 2,794 782 257% Engineered accessories 178 142 25% Total Product Revenues 3,693 1,923 92% Service Contracts 2,973 2,545 17% Installation Services 114 748 -85% Total Service Revenues 3,087 3,293 -6% Energy Production 400 441 -9% Total Revenues 7,180 5,657 27% Cost of Sales Products 2,000 1,258 59% Services 1,451 1,774 -18% Energy Production 277 282 -2% Total Cost of Sales 3,728 3,314 12% Gross Profit 3,452 2,343 47% Net income (loss) 63$ (4,062)$ Gross Margin Products 46% 35% Services 53% 46% Aggregate Products and Services 49% 42% Energy Production 31% 36% Overall 48% 41% QTD Gross Margin 2021 2020 Target Overall 48% 41% >40%

YE 21 PERFORMANCE BY SEGMENT Product Revenue decreased 12% YoY • 340% increase in chiller shipments • 65% decrease in cogeneration • Product margins increased to 45% from 40% Service Revenue declined 16% YoY • Installation services down 81% YoY • Service contracts (O&M) up 15% YoY • Services Gross Margin increased to 51% from 37% Energy Production Revenue decreased 5% YoY Gross Margin increased to 47% from 38% Gross Profit increased 7% due to favorable product mix and reduced install activities 14 YE 2021 Revenues ($ thousands) 2021 2020 YoY Growth Revenues Cogeneration 3,264$ 9,234$ -65% Chiller 5,723 1,300 340% Engineered accessories 1,146 933 23% Total Product Revenues 10,133 11,467 -12% Service Contracts 11,587 10,078 15% Installation Services 939 4,873 -81% Total Service Revenues 12,526 14,951 -16% Energy Production 1,739 1,837 -5% Total Revenues 24,398 28,255 -14% Cost of Sales Products 5,601 6,900 -19% Services 6,135 9,357 -34% Energy Production 1,074 1,170 -8% Total Cost of Sales 12,810 17,427 -26% Gross Profit 11,588 10,828 7% Net income (loss) 3,696$ (6,151)$ Gross Margin Products 45% 40% Services 51% 37% Aggregate Products and Services 48% 38% Energy Production 38% 36% Overall 47% 38% Gross Margin 2021 2020 Target Overall 47% 38% >40%

2021 EARNINGS TAKEAWAYS Business Segments Recovering from COVID Challenges • Q4 Product Revenue $3.69 mm, Product Backlog $11.8 mm • Continued penetration into Cannabis and controlled environment agriculture markets • Signed up new reps and sales partnership agreements for chillers to focus on key cooling market segments Consistent Growth in Service O&M Segment • Service O&M up 15% YoY, 17% QoQ • FY 2021 Service Gross Margin 51% Sustainable Corporate Improvements • Improved margins in Products and Services segments • Operational and manufacturing improvements Strong Cash Position • Quarter-end cash and equivalent balance of $3.6 million • Current cash balance $4.2 million • Expect ERC cash ($1.2 mm) pending 15 Multi-Family Residential 19% Controlled Environment Agriculture 27% Hotel 14% Other 29% Healthcare 11% Backlog by Customer Type

PATHWAY TO GROWTH

Tecogen
Clean Energy Solutions

2022

Clean Microgrids using **CHP** in combination with other energy technologies including solar and battery

Anticipate Introduction of **Tecochill Air Cooled Chillers** that incorporate the Tecogen hybrid drive technology by Q4 2022. This addresses a gap in our Tecochill offering as air cooled chillers are typically sold in larger volumes compared to water cooled chillers in our size range.

Focus on Clean Cooling applications where there is a simultaneous cooling and dehumidification load. Continue to increase market share in regional cannabis markets including New England, Mid-Atlantic and Florida with a goal to have a minimum of 30% market share per state in facilities > 10,000 sq feet.

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Q&A Company Information Tecogen, Inc 45 First Ave Waltham, MA 02451 www.Tecogen.com Contact information Benjamin Locke, CEO 781.466.6402 Benjamin.Locke@Tecogen.com 17